As filed with the Securities and Exchange Commission on January 27, 2016

Registration No. 333-172740

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0391128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 North Point Center East, Suite 600

Alpharetta, Georgia 30022

(678) 323-2500

(Address, including Zip Code, of Principal Executive Offices)

MedAssets, Inc. 2010 Special Stock Incentive Plan

MedAssets, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Jonathan H. Glenn

Executive Vice President, Chief Legal Officer and Corporate Secretary

200 North Point Center East, Suite 600

Alpharetta, Georgia 30022

(678) 323-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter Martelli, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-172740) (the “Registration Statement”) of MedAssets, Inc., a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission on March 10, 2011.

On January 27, 2016, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 1, 2015, among the Company, Magnitude Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and Magnitude Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger.

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on January 27, 2016.

MEDASSETS, INC.

By:	/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary